Exhibit 5.2

[Letterhead of Willkie Farr & Gallagher LLP]

December 31, 2007

Allied World Assurance Company Holdings, Ltd

27 Richmond Road

Pembroke HM 08, Bermuda

Re:	Allied World Assurance Company Holdings, Ltd
Registration Statement on Form S-3

Dear Ladies and Gentlemen:

We have acted as U.S. counsel for Allied World Assurance Company Holdings, Ltd, a Bermuda company (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form S-3 (the “Registration Statement”) registering an indeterminate number or amount of securities of the Company, consisting of: senior and subordinated debt securities of the Company (collectively, the “Company Debt Securities”); the Company’s Common Shares, par value $0.03 per share (the “Common Shares”); the Company’s Preference Shares (the “Preference Shares”); depositary shares representing fractional interests in the Common Shares and Preference Shares (the “Depositary Shares”); warrants to purchase Common Shares (the “Common Share Warrants”), warrants to purchase Preference Shares (the “Preference Share Warrants”), warrants to purchase Company Debt Securities (the “Debt Warrants,” and, together with the Common Share Warrants and Preference Share Warrants, the “Warrants”); Share Purchase Contracts (the “Share Purchase Contracts”); Share Purchase Units (the “Share Purchase Units”); and units consisting of any combination of the foregoing securities (the “Units”). The Company Debt Securities, Common Shares, Preference Shares, Depositary Shares, Warrants, Share Purchase Contracts, Share Purchase Units and Units are herein referred to collectively as the “Securities.” The Securities may be issued and sold from time to time after the Registration Statement, to which this opinion is an exhibit, becomes effective. The prospectus (the “Prospectus”) included in the Registration Statement relates to an indeterminate number or amount of Securities.

The Company Debt Securities may be issued by the Company under (i) a Senior Indenture between the Company, as Issuer, and The Bank of New York, as Trustee (the “Company Senior Indenture”) or (ii) a Subordinated Indenture between the Company, as Issuer, and The Bank of New York, as Trustee (the “Company Subordinated Indenture” and, together with

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December 31, 2007

the Company Senior Indenture, the “Company Indentures”). Certain terms of the Company Debt Securities will be established by or pursuant to resolutions of the Board of Directors of the Company (or the Offering Committee thereof) as part of the corporate action taken and to be taken relating to the issuance of the Company Debt Securities.

The Warrants may be issued pursuant to the terms of one or more warrant agreements (the “Warrant Agreements”) to be entered into prior to the issuance of the Warrants, with certain terms of the Warrants to be established by or pursuant to resolutions of the Board of Directors of the Company (or the Offering Committee thereof) as part of the corporate action taken and to be taken relating to the issuance of the Warrants.

In rendering the opinions expressed herein, we have examined and are familiar with (i) the Registration Statement to which this opinion will be filed as an exhibit, (ii) the form of Company Senior Indenture attached as an exhibit to the Registration Statement and (iii) the form of Company Subordinated Indenture attached as an exhibit to the Registration Statement.

We have also examined such other documents and instruments and have made such further investigations as we have deemed necessary or appropriate in connection with this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified copies or photocopies. In rendering the opinions expressed below, we have relied on factual representations by officials of the Company and statements of fact contained in the documents we have examined.

A. Based upon and subject to the foregoing and the qualifications expressed below, and having regard for legal considerations we deem relevant, we are of the opinion that:

(i)

Assuming the due authorization, execution and delivery by the parties thereto of the Company Senior Indenture or the Company Subordinated Indenture, as the case may be, the effectiveness of the Registration Statement under the Act, the qualification of the Company Senior Indenture or the Company Subordinated Indenture, as the case may be, under the Trust Indenture Act of 1939, as amended, the compliance with the “blue sky” laws of certain states, and the due authorization, execution and delivery by the parties thereto of each amendment of or supplement to the Company Senior Indenture or the Company Subordinated Indenture, as the case may be (each such Indenture, as so amended or supplemented, being referred to in this paragraph as a “Company Indenture,” and the trustee under any Company Indenture being referred to in this paragraph as a “Trustee”), that any equity securities which may underlie any convertible Company Debt Securities will be duly and validly authorized and reserved for issuance, that the relevant Company Indenture will be consistent with the form thereof filed as an exhibit to the Registration Statement, and that the Company Debt Securities will be duly and validly authorized: when the Company Debt Securities are duly executed by the Company, authenticated by the relevant Trustee and sold and delivered at the price and in

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December 31, 2007

accordance with the terms set forth in the Registration Statement, the supplement or supplements to the Prospectus included therein and the relevant Company Indenture and the applicable definitive purchase, underwriting or similar agreement, the Company Debt Securities will be valid and binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the relevant Company Indenture.

(ii)	Assuming the due authorization, execution and delivery by the parties thereto of a Deposit Agreement relating to Depositary Shares, and each amendment thereof or supplement thereto (each such Deposit Agreement, as so amended or supplemented, being referred to in this paragraph as a “Deposit Agreement”), the effectiveness of the Registration Statement under the Act, the compliance with the “blue sky” laws of certain states, that any Common Shares or Preference Shares deposited pursuant to the Deposit Agreement will be duly authorized and validly issued, that the relevant Deposit Agreement is consistent with the summary description thereof set forth in the Registration Statement, that the Depositary Shares will be duly and validly authorized, and that the Common Shares or Preference Shares underlying such Depositary Shares will be deposited under the applicable Deposit Agreement with a bank or trust company which meets the requirements for the Depositary set forth in the Registration Statement or in the supplement or supplements to the Prospectus included therein: (a) the Deposit Agreement will be a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, and (b) when the depositary receipts evidencing rights in the Depositary Shares are duly executed by the relevant Depositary and registered, the Depositary Shares sold and delivered at the price and in accordance with the terms set forth in the Registration Statement, the supplement or supplements to the Prospectus included therein and the Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement, will be validly issued and will entitle the holders thereof to the rights specified in the Deposit Agreement and the depositary receipts evidencing rights therein.

(iii)

Assuming the due authorization, execution and delivery by the parties thereto of the Warrant Agreement, and each amendment of or supplement to the Warrant Agreement, as the case may be (any such Warrant Agreement, as so amended or supplemented, being referred to in this paragraph as a “Warrant Agreement”), the effectiveness of the Registration Statement under the Act, the compliance with the “blue sky” laws of certain states, that the relevant Warrant Agreement is consistent with the summary description thereof contained in the Registration Statement, that the Warrants will be duly and validly authorized, and that any Common Shares, Preference Shares or Company Debt Securities underlying the relevant Warrant Agreement are duly authorized and validly issued: when the Warrants are duly executed by the Company and sold and delivered at the price and in accordance with the terms set forth in the Registration Statement, the supplement or supplements to the Prospectus included therein and the relevant Warrant Agreement and

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December 31, 2007

the applicable definitive purchase, underwriting or similar agreement, the Warrants will be valid and binding obligations of the Company, entitled to the benefits of the relevant Warrant Agreement.

(iv)	Assuming the due authorization, execution and delivery by the parties thereto of a Share Purchase Contract and each amendment thereof or supplement thereto (any such Share Purchase Contract, as so amended or supplemented, being referred to in this paragraph as a “Share Purchase Contract”), the effectiveness of the Registration Statement under the Act, the compliance with the “blue sky” laws of certain states, that the relevant Share Purchase Contract is consistent with the summary description thereof set forth in the Registration Statement, and that any Common Shares or Preference Shares underlying the relevant Share Purchase Contract are duly authorized and validly issued: the Share Purchase Contract, when duly executed and delivered, will be a legal and valid obligation of the Company enforceable against the Company in accordance with its terms, and the interests therein, when duly sold and delivered at the price and in accordance with the terms set forth in the Registration Statement, the supplement or supplements to the Prospectus included therein and the applicable definitive purchase, underwriting or similar agreement, will be valid and binding obligations of the Company, entitled to the benefits provided by the Share Purchase Contract.

(v)	Assuming the due authorization, execution and delivery by the parties thereto of a Share Purchase Contract and the applicable pledge agreement related to a Share Purchase Unit and each amendment thereof or supplement thereto (any such Share Purchase Contract together with the applicable pledge agreement, as so amended or supplemented, being referred to in this paragraph as a “Share Purchase Unit”), the effectiveness of the Registration Statement under the Act, the compliance with the “blue sky” laws of certain states, that the relevant Share Purchase Unit is consistent with the summary description thereof set forth in the Registration Statement, and that any Common Shares or Preference Shares underlying the relevant Share Purchase Contract, and any Company Debt Securities or debt obligations of third parties issued as security for the relevant Share Purchase Unit are duly authorized and validly issued: the Share Purchase Unit, when the related Share Purchase Contract and the applicable pledge agreement are duly executed and delivered, will be a legal and valid obligation of the Company enforceable against the Company in accordance with its terms, and the interests therein, when duly sold and delivered at the price and in accordance with the terms set forth in the Registration Statement, the supplement or supplements to the Prospectus included therein and the applicable definitive purchase, underwriting or similar agreement, will be valid and binding obligations of the Company, entitled to the benefits provided by the Share Purchase Unit.

(vi)

Assuming the due authorization, execution and delivery by the parties thereto of a unit agreement relating to Units, and each amendment thereof or supplement thereto (each such unit agreement, as so amended or supplemented, being referred to in this paragraph

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as a “Unit Agreement”), the effectiveness of the Registration Statement under the Act, the compliance with the “blue sky” laws of certain states, that the relevant Unit is consistent with the summary description thereof set forth in the Registration Statement, and that any securities underlying the relevant Unit Agreement are duly authorized and validly issued: the Unit, when the related Unit Agreement is duly executed and delivered, will be a legal and valid obligation of the Company enforceable against the Company in accordance with its terms, and the interests therein, when duly sold and delivered at the price and in accordance with the terms set forth in the Registration Statement, the supplement or supplements to the Prospectus included therein and the applicable definitive purchase, underwriting or similar agreement, will be valid and binding obligations of the Company, entitled to the benefits provided by the Unit.

B. The opinions expressed herein are subject to the following assumptions, qualifications and exceptions:

(i)	We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States of America.

(ii)	The Deposit Agreement, the Warrant Agreement, the Share Purchase Contract and the applicable pledge agreement, and the Unit Agreement are by their express terms governed by the laws of the State of New York.

(iii)	Enforcement of any contract or agreement or of any security or other instrument issued thereunder may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law), including principles of commercial reasonableness or conscionability and an implied covenant of good faith and fair dealing, which principles of equity are of general application, and, when applied by a court, might cause such court to, among other things, (A) not allow a creditor to accelerate the maturity of a debt or terminate a forbearance period relating to a debt, or to realize upon any security for the payment of such debt, upon the occurrence of a default deemed immaterial or (B) include a requirement that a creditor or other holder act with reasonableness and good faith.

(iv)	Certain of the remedial provisions, including waivers, with respect to the exercise of remedies contained in any contract or agreement or security or instrument referenced above are or may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of any such contract or agreement, taken as a whole.

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(v)	Insofar as any contract or agreement or security or instrument referenced above provides for indemnification or contribution or waivers of rights or defenses, enforcement thereof may be limited by public policy considerations or other applicable law.

(vi)	We express no opinion as to provisions of any contract or agreement or security or instrument insofar as such provisions relate to: (1) the subject matter jurisdiction of the courts specified therein, if any, to adjudicate any controversy related to such contract or agreement, (2) any waiver of jury trial contained therein, (3) any right of set-off or provision for liquidated damages, (4) any limitations on the effectiveness of oral amendments, modifications, consents and waivers, and (5) any waiver of objection to venue set forth therein with respect to proceedings in the courts specified therein.

The opinions expressed herein are given as of the date hereof, and we assume no obligation to update (including with respect to any action which may be required in the future to perfect or continue the perfection of any security interest) or supplement such opinions or views to reflect any fact or circumstance that may hereafter come to our attention or any change in law that may hereafter occur or hereinafter become effective. Upon finalization of the terms of any contract or agreement or security or instrument referenced above which was not been executed as of the date hereof, additional assumptions, qualifications and exceptions may be applicable in any future opinion addressing such contract or agreement or security or instrument.

We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We hereby consent to the use of our name under the heading “Legal Opinions” in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP

WILLKIE FARR & GALLAGHER LLP